Exhibit 99.1

Priority Technology Holdings, Inc. Announces Definitive Agreement with
Investor Group Led by Chairman and CEO Thomas Priore to Take Company Private

Priority Stockholders to Receive $8.05/Share in Cash, a 65% Premium to Unaffected Share Price

Transaction Unanimously Recommended by Special Committee of Priority’s Independent and Disinterested Directors and Approved by the Board of Directors

Alpharetta, GA, September 21, 2026 – Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), the payments and banking solutions provider that streamlines collecting, storing, lending and sending money to unlock revenue opportunities, today announced it has entered into a definitive agreement (the “Agreement”) with an investor group led by Thomas Priore, the Company’s Chairman and Chief Executive Officer (the “Investor Group”), pursuant to which the Investor Group will acquire all outstanding shares of Priority’s common stock that it does not already own for $8.05 per share in cash. The all-cash transaction represents an enterprise value of approximately $1.6 billion.

The transaction delivers a 65% premium to the Company’s closing share price on November 7, 2025, the last trading day before public disclosure of the Investor Group’s preliminary, non-binding proposal (the “Initial Proposal”) to acquire the remaining shares of the Company’s common stock that the Investor Group does not currently hold. The transaction represents a 38% premium to the Company’s closing share price on September 18, 2026, the last trading day prior to the announcement of the definitive agreement.

The transaction was unanimously recommended by a special committee of independent and disinterested directors (the “Special Committee”), which conducted a robust review process with the assistance of its independent legal and financial advisors.

Michael Passilla, Chair of the Special Committee, said: “After a comprehensive evaluation of the proposal, a rigorous valuation analysis, and extensive negotiations with Tom and his affiliates, we are delivering a transaction that provides compelling and certain value to Priority’s unaffiliated stockholders. We believe this is the best path for the unaffiliated stockholders to realize the significant value from their investment in the Company.”

Thomas Priore, Chairman and Chief Executive Officer of Priority, said: “I am pleased to have reached an agreement that delivers meaningful value to our stockholders and positions the Company to achieve our vision for Connected Commerce. I am deeply proud of what our team has built, and I am excited to lead the Company into this promising next chapter.”

Independent Review and Valuation Process

As previously announced, the Special Committee was established by the Company’s Board of Directors to evaluate the Investor Group’s Initial Proposal. Following a rigorous valuation analysis and comprehensive review of the Initial Proposal, the Special Committee engaged in extensive negotiations with the Investor Group, including with Mr. Priore, who had informed the Special Committee that he does not intend to sell his stake in the Company to any third party, as disclosed in the Schedule 13D filed in December 2025. The negotiations resulted in improved transaction terms, including a more than 30% price increase, for the benefit of Priority’s unaffiliated stockholders.

The Board of Directors, having received the unanimous recommendation of the Special Committee, determined that the proposed transaction is in the best interests of the Company and its stockholders. The Board recommends that Priority stockholders vote in favor of the proposed transaction at a special meeting of shareholders that will be held to vote on the transaction.

Transaction Details and Approvals

Subject to the satisfaction of the conditions set forth in the Agreement, holders of the Company’s common stock (other than shares held by the Investor Group) will receive $8.05 per share in cash at the closing of the transaction.

The transaction is being financed, in part, by equity commitments from funds advised by Searchlight Capital Partners, L.P. (“Searchlight”), and is not subject to any financing conditions.

The transaction is subject to customary closing conditions, including regulatory approvals and approval by the holders of a majority of Priority’s common stock that are not affiliated with the Investor Group.

The transaction is expected to close in the first half of 2027. Upon completion of the transaction, the Company will be a privately held company, and its common stock will no longer be listed on the Nasdaq Global Select Market.

Additional information regarding the transaction will be filed by Priority with the U.S. Securities and Exchange Commission (“SEC”) in a Current Report on Form 8-K. The Company also plans to file a proxy statement and a Rule 13e-3 transaction statement with the SEC in connection with the solicitation of proxies from stockholders to vote in favor of the adoption of the Agreement.

Advisors

Barclays is serving as exclusive financial advisor to the Special Committee. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to the Special Committee.

TD Securities is serving as exclusive placement agent to the Investor Group. McDermott Will & Schulte LLP is serving as legal counsel to the Investor Group.

Nixon Peabody LLP is serving as legal counsel to the Company. Latham & Watkins LLP is serving as legal counsel to Searchlight.

About Priority

Priority Commerce delivers payments and banking solutions that power connected commerce. Through a unified platform of payables, merchant services, and banking and treasury, we help businesses manage money more effectively and unlock growth. The Priority Commerce Engine accelerates cash flow, improves working capital, reduces costs, and creates new revenue opportunities. Learn more about Priority Commerce (NASDAQ: PRTH) at prioritycommerce.com.

About Searchlight

Searchlight is a global private investment firm with $17 billion in assets under management and offices in London, New York, Miami and Toronto. Founded on the principle that creative, engaged ownership creates superior outcomes, Searchlight partners with management teams to build market-leading businesses across its core sectors of telecommunications, media, business, industrial and financial services. Searchlight seeks to invest in businesses where its flexible approach and strategic support accelerate value creation for all stakeholders, leveraging deep sector expertise and a global network to help portfolio companies realize their full potential. For more information, please visit www.searchlightcap.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: (i) the risk that the merger may not be completed in a timely manner or at all, including the risk that the merger may not be completed by the outside date; (ii) the failure to obtain the required approval of Priority’s stockholders; (iii) the failure to satisfy the other closing conditions to the merger, including the receipt of required regulatory approvals related to state money transmitter licenses or the implementation of alternative compliance arrangements; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (v) potential litigation relating to the merger, including the effects of any outcomes related thereto; (vi) the effect of the announcement or pendency of the merger on Priority’s business relationships, results of operations and business generally, including the ability to retain key employees; (vii) risks that the proposed merger may disrupt current plans and operations; (viii) the amount of the costs, fees, expenses and charges related to the merger; (ix) the risk that the price of Priority’s common stock may decline significantly if the merger is not completed; and (x) the risks and uncertainties described in Priority’s filings with the SEC, including Priority’s most recent Annual Report on Form 10-K.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 10, 2026. These filings are available online at www.sec.gov or www.prioritycommerce.com.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law. We qualify all of our forward-looking statements by these cautionary statements.

Important Additional Information and Where to Find It

In connection with the Agreement, the Company plans to file a proxy statement and certain other documents with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AGREEMENT. Stockholders will be able to obtain, free of charge, copies of the proxy statement and other documents that are filed by the Company when filed with the SEC in connection with the Agreement at the SEC’s website (http://www.sec.gov) and at the Company’s website at https://ir.prioritycommerce.com/.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the merger. Additional information regarding the identity of any such participants, and their respective direct and indirect interests in the Agreement, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the Agreement. You may obtain free copies of these documents using the sources indicated above.

Contacts:

Investors

priorityIR@icrinc.com

For the Special Committee

Paul Caminiti / Delia Cannan

Reevemark

(212) 433-4600

PRTH-Special-Cmte@reevemark.com

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